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                                                                     EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-9097, No. 33-18616 and No. 33-41947 on Forms S-8 and Registration Statement No. 33-70090 on Form S-3 of GoodMark Foods, Inc. of our report dated July 9, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of GoodMark Foods, Inc. for the year ended May 26, 1996.

/s/ Deloitte & Touche LLP

Raleigh, North Carolina
August 23, 1996